Exhibit 10(g)

FINAL FORM

HARRIS CORPORATION

2015 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED UNIT AWARD AGREEMENT

TERMS AND CONDITIONS

(AS OF DECEMBER 4, 2015)

1. Restricted Unit Award – Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2015 Equity Incentive Plan (as may be amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), Harris Corporation (the “Corporation”) has granted on [insert date] (the “Grant Date”) to the non-Employee Director receiving these Terms and Conditions (the “Non-Employee Director”) a Restricted Unit Award (the “Award”) of [insert number] restricted units (such units, as may be adjusted in accordance with the Plan and Section 1(c) of these Terms and Conditions, the “Restricted Units”). At all times, each Restricted Unit shall be equal in value to one share of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation (a “Share”). Such Award is subject to the following Terms and Conditions (these Terms and Conditions are referred to as the “Agreement”).

(a) Restriction Period. For purposes of this Agreement, the Award shall vest and the Restriction Period (as defined below) shall expire as to one-third of the total number of Restricted Units originally subject to the Award on each of the first, second and third anniversaries of the Grant Date, provided that the Non-Employee Director continuously serves as a Director of the Corporation through the applicable vesting date. The period of time during which any of the Restricted Units subject to the Award shall not be vested shall be referred to herein as the “Restriction Period” with respect to such Restricted Units that are not then vested. The Board Committee may, in accordance with the Plan and to the extent permitted by Section 409A of the Code (if applicable), accelerate the expiration of the Restriction Period as to, and the vesting of, some or all of the Restricted Units that are not then vested, at any time.

(b) Payout of Award. Provided the Award has not previously been forfeited, as soon as administratively practicable following the expiration of the Restriction Period as to the Restricted Units that have become vested, but in no event later than sixty (60) days following the expiration of the Restriction Period as to such Restricted Units, the Corporation shall issue to the Non-Employee Director the number of Shares underlying such Restricted Units. Upon payout, the Corporation shall at its option, cause such Shares as to which the Non-Employee Director is entitled pursuant hereto: (i) to be released without restriction on transfer by delivery to the custody of the Non-Employee Director of a stock certificate in the name of the Non-Employee Director or his or her designee or (ii) to be credited without restriction on transfer to a book-entry account for the benefit of the Non-Employee Director or his or her designee maintained by the Corporation’s stock transfer agent or its designee.

(c) Rights During Restriction Period; Dividend Equivalents. During the Restriction Period, the Non-Employee Director shall not have any rights as a shareholder with respect to the Shares underlying Restricted Units that are not then vested. During the Restriction

Period, if the Corporation pays a dividend or makes other distributions on the Common Stock, the Non-Employee Director shall be entitled to receive dividend equivalents, in cash, in the case of a cash dividend or cash distribution, or other property, in the case of a non-cash dividend or non-cash distribution, as applicable, paid or distributed with respect to the number of Shares underlying Restricted Units that are not then vested. In the case of a dividend or other distribution paid in a form other than securities of the Corporation, such dividend equivalents will be paid to the Non-Employee Director as soon as is practicable following payment of the dividend or other distribution to holders of Common Stock, but no later than the end of the calendar year in which the corresponding actual dividends or other distributions are declared with respect to holders of Common Stock. If any such dividend or other distribution is paid in securities of the Corporation (including Shares), such dividend equivalents in respect of such securities relating to the Restricted Units shall be subject to the same restrictions and conditions as the Restricted Units in respect of which such dividend equivalents were paid and shall be paid to the Non-Employee Director in the manner and at the time the Restricted Units are paid. If the number of outstanding shares of Common Stock is changed as a result of a stock dividend, stock split or the like, without additional consideration to the Corporation, the Restricted Units subject to the Award that are not then vested shall be adjusted to correspond to the change in the Corporation’s outstanding shares of Common Stock. Upon the expiration of the Restriction Period and payout of the Award as to Restricted Units that have become vested, the Non-Employee Director may exercise voting rights and shall be entitled to receive dividends and other distributions with respect to the number of Shares acquired upon the vesting of such Restricted Units hereunder.

2. Prohibition Against Transfer. Until the expiration of the Restriction Period and payout of the Award, the Award, the Restricted Units subject to the Award that are not then vested, any interest in the Shares related thereto, and the rights granted under these Terms and Conditions and the Agreement are not transferable except by will or by the laws of descent and distribution in the event of the Non-Employee Director’s death. Without limiting the generality of the foregoing, except as aforesaid, until the expiration of the Restriction Period and payout of the Award, the Award, the Restricted Units subject to the Award that are not then vested, any interest in the Shares related thereto, and the rights granted under these Terms and Conditions and the Agreement may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.

3. Forfeiture; Termination of Service.

(a) Except as otherwise provided for herein in the event the Non-Employee Director’s service as a Director terminates due to death, permanent disability (as determined by the Corporation), retirement (as determined by the Corporation), resignation or failure to be re-nominated or elected to the Board (excluding, in the case of such failure to be re-nominated or elected, a termination of service due to cause or misconduct (as determined by the Corporation)) or in the event of a Change in Control, if the Non-Employee Director’s service as a Director terminates prior to the end of the Restriction Period for any reason, then the Award and any Restricted Units that are not vested immediately prior to such termination of service and any right to payment of Shares with respect to such Restricted Units shall be immediately and automatically forfeited by the Non-Employee Director and cancelled by the Corporation.

(b) If the Non-Employee Director’s service as a Director terminates due to death, permanent disability (as determined by the Corporation), retirement (as determined by the Corporation), resignation or failure to be re-nominated or elected to the Board (excluding, in the case of such failure to be re-nominated or elected, a termination of service due to cause or misconduct (as determined by the Corporation)), in each case, prior to the expiration of the Restriction Period as to any Restricted Units that are not then vested, then the Non-Employee Director’s heirs or beneficiaries or the Non-Employee Director, as applicable, shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award that are not then vested. In such event, the Restriction Period shall immediately expire, and the payout in respect of the Restricted Units subject to the Award that are not vested as of the date of such termination of service, shall be made in the manner specified in Section 1(b) as soon as administratively practicable following such immediate expiration of the Restriction Period, but in no event later than sixty (60) days following such immediate expiration of the Restriction Period; provided, however, that if the Award is subject to Section 409A of the Code, and if the Non-Employee Director is a Specified Employee (within the meaning of the Corporation’s Specified Employee Policy for 409A Arrangements) as of the date of such termination of service, then such payout shall be delayed until and made during the seventh calendar month following the calendar month during which the Non-Employee Director ceased to serve as a Director of the Corporation (or, if earlier, the calendar month following the calendar month of the Non-Employee Director’s death).

4. Change in Control. Upon a Change in Control, the Non-Employee Director shall be fully vested in, and entitled to receive a release in respect of, the total number of Restricted Units subject to the Award that are not then vested, the Restriction Period shall immediately expire and the payout in respect of such Restricted Units shall be made in the manner specified in Section 1(b) as soon as administratively practicable following such immediate expiration of the Restriction Period, but in no event later than sixty (60) days following such Change in Control; provided, however, that if the Award is subject to Section 409A of the Code and the Change in Control does not qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then the Non-Employee Director shall be fully vested in, and entitled to receive a payout in respect of, the total number of Restricted Units subject to the Award that are not then vested; provided, however, that such Restricted Units shall continue to be subject to the Restriction Period as to such Restricted Units until the expiration thereof, at which time the payout in respect of such Restricted Units shall be made in the form and at the time specified in Sections 1(a), 1(b) or 3(b), as applicable.

5. Securities Law Requirements. The Corporation shall not be required to issue Shares pursuant to the Award unless and until (a) such Shares have been duly listed upon each stock exchange on which the Corporation’s Common Stock is then registered; and (b) a registration statement under the Securities Act of 1933, as amended, with respect to such Shares is then effective.

6. Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these

Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

7. Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.

8. Compliance with Section 409A of the Code. To the extent applicable, it is intended that the Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Non-Employee Director. The Agreement and the Plan shall be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Corporation without the consent of the Non-Employee Director). Notwithstanding the foregoing, no particular tax result for the Non-Employee Director with respect to any income recognized by the Non-Employee Director in connection with the Agreement is guaranteed, and the Non-Employee Director solely shall be responsible for any taxes, penalties or interest imposed on the Non-Employee Director in connection with the Agreement. Reference to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

9. Data Privacy; Electronic Delivery. By acceptance of the Award, the Non-Employee Director acknowledges and agrees that: (a) data, including the Non-Employee Director’s personal data, necessary to administer the Agreement may be exchanged among the Corporation and its Subsidiaries and affiliates as necessary, and with any vendor engaged by the Corporation to assist in the administration of equity awards; and (b) unless and until revoked in writing by the Non-Employee Director, information and materials in connection with this Agreement or any awards under the Plan, including, but not limited to, any prospectuses and plan document, may be provided by means of electronic delivery (including by e-mail, by web site access and/or by facsimile).

10. Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan and Section 8 of the Agreement, may not be amended without the written consent of both the Corporation and the Non-Employee Director.

4